                                                                    EXHIBIT 25-F
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               ----------------

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(B)(2) [_]

                                  REGIONS BANK
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

   ALABAMA STATE BANKING CORPORATION                   63-0371391
   (JURISDICTION OF INCORPORATION OR      (I.R.S. EMPLOYER IDENTIFICATION NO.)
  ORGANIZATION IF NOT A U.S. NATIONAL
                 BANK)


         417 NORTH 20TH STREET
          BIRMINGHAM, ALABAMA                             35203
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)



                                ROY D. BIRDWELL
                                  REGIONS BANK
                             417 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 326-7227
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ----------------

                       BELLSOUTH TELECOMMUNICATIONS, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                GEORGIA                                58-0436120
    (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)


   675 WEST PEACHTREE ST., N.E.
         ATLANTA, GEORGIA                                  30375
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


                               ----------------

                                DEBT SECURITIES
                      (TITLE OF THE INDENTURE SECURITIES)

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

                                    GENERAL

ITEM 1. GENERAL INFORMATION.

  (a) Name and address of each examining or supervising authority to which it is subject.

      Federal Deposit Insurance Corporation, Washington, D.C.
      Alabama State Banking Department, Montgomery, AL.

  (b) Whether it is authorized to exercise corporate trust powers.

      Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

  None.

ITEM 3.  VOTING SECURITIES OF THE TRUSTEE.

  Not applicable.

ITEM 4.  TRUSTEESHIPS UNDER OTHER INDENTURES.

  Not applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

  Not applicable.

ITEM 6.  VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

  Not applicable.

ITEM 7.  VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
         OFFICIALS.

  Not applicable.

ITEM 8.  SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

  Not applicable.

ITEM 9.  SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

  Not applicable.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

  Not applicable.

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

  Not applicable.

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

  Not applicable.

ITEM 13. DEFAULTS BY THE OBLIGOR.

  (a) Whether there is or has been a default with respect to the securities under this indenture.

      There is not and has not been any such default.

  (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series.

    There has not been any such default.

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

  Not applicable.

ITEM 15. FOREIGN TRUSTEE.

  Not applicable.

ITEM 16. LIST OF EXHIBITS.

  The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commission's Rules of Practice.

 EXHIBIT
 NUMBER
 -------
   1a.   --Restated Articles of Incorporation of the Trustee. (Exhibit 1 to
           Form T-1, Registration No. 22-21909).
   1b.   --Articles of Amendment to Restated Articles of Incorporation of First
           Alabama Bank.
    2    --Not applicable.
    3    --Authorization of the Trustee to exercise corporate trust powers.
           (Exhibit 3 to Form T-1, Registration No. 22-21909).
    4    --Bylaws of the Trustee. (Exhibit 4 to Form T-1, Registration No. 33-
           60351).
    5    --Not applicable.
    6    --Consent of the Trustee required by Section 321(b) of the Trust
           Indenture Act of 1939, as amended.
    7    --Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on June 30, 1997.
    8    --Not applicable.
    9    --Not applicable.

                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Regions Bank, an Alabama banking corporation, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham and the State of Alabama, on the 8th day of October, 1997.

                                          Regions Bank

                                                  /s/ Roy D. Birdwell
                                          By___________________________________
                                                ROY D. BIRDWELL
                                                SENIOR VICE PRESIDENT--
                                                CORPORATE TRUST MANAGER

                                   EXHIBIT 6

                                                                       EXHIBIT 6

                               CONSENT OF TRUSTEE

  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt Securities by BellSouth Telecommunications, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          Regions Bank


                                          By      /s/ Roy D. Birdwell
                                             ----------------------------------
                                                      ROY D. BIRDWELL
                                                  SENIOR VICE PRESIDENT--
                                                  CORPORATE TRUST MANAGER

Dated: October 8, 1997

                                   EXHIBIT 7

                 ARTICLES OF AMENDMENT TO RESTATED ARTICLES OF
                      INCORPORATION OF FIRST ALABAMA BANK

                ----------------------------------------------
  In accordance with the provisions of Alabama Code (S)(S) 10-2B-1.20, 10-2B-
1.23 10-2B-10.01, 10-2B-10.03, and 10-2B-10.06 (Repl. Vol. 1994), First
Alabama Bank, a corporation organized and existing under the laws of the state of Alabama (the "Bank"), hereby files these Articles of Amendment to its Restated Articles of Incorporation, which shall be effective as of 12:01 a.m. on Tuesday, November 12, 1996, and certifies as follows:

  (1) The name of the Bank is First Alabama Bank.

  (2) In accordance with the procedures described in (4) below, the Restated Articles of Incorporation of the Bank are hereby amended as follows:

  The first article of the Bank's Restated Articles of Incorporation is hereby deleted and the following first article is hereby substituted in lieu thereof:

    FIRST. The name of this Corporation shall be Regions Bank.

  (3) The issued shares of capital stock of the Bank will not be exchanged, reclassified, or canceled by reason of the amendment described above.

  (4) The above amendment to the Bank's Restated Articles of Incorporation has been duly adopted in accordance with the provisions of Alabama Code (S) 10-2B-
10.03 (Repl. Vol. 1994) as follows:

  A. At its meeting on September 17, 1996, the Board of Directors of the Bank adopted resolutions setting forth the amendment set forth in (2) above, declaring the advisability of and recommending the amendment to the shareholders, and directing that the amendment proposed be considered at a special meeting of the shareholders called for October 22, 1996 at 1:00 p.m.

  B. Prior to such special meeting of shareholders, Regions Financial Corporation, a Delaware corporation, the holder of all of the issued and outstanding capital stock of the Bank, through its authorized officers and agents, waived notice of the time, place and purpose of the special meeting of shareholders and approved the foregoing amendment, pursuant to Alabama Code
(S)(S)10-2B-7.04 and 10-2B-7.06 (Repl. Vol. 1994).

  C. The shares entitled to be voted on the foregoing amendment consisted solely of 20,000 shares of common stock, par value $5.00 per share, with each share entitled to one vote. The number of shares voted in favor of the foregoing amendment was 20,000, and the number of shares voted against was zero.

  D. Thereafter the Chairman of the Board of Directors and the Secretary of the Bank caused these Articles of Amendment to be prepared and have executed the same in accordance with the provisions of Alabama Code (S)10-2B-1.20 (Repl. Vol. 1994).

                         SIGNATURES ON FOLLOWING PAGE.

  IN WITNESS WHEREOF, First Alabama Bank has caused these Articles of Amendment to be signed by J. Stanley Mackin, as its Chairman, and Samuel E. Upchurch, Jr., as its Secretary, on this 17th day of September, 1996.

ATTEST:                                     FIRST ALABAMA BANK

By: /s/ Samuel E. Upchurch, Jr.             By: /s/ J. Stanley Mackin
  -----------------------                       ------------------
  Samuel E. Upchurch, Jr.                       J. Stanley Mackin
  As its Secretary                              As its Chairman

REGIONS BANK                                                      ST-BK: 01-0310
P.O. BOX 10247                                                        FFIEC: 031
BIRMINGHAM, AL 35202                                                 CERT: 12368
CALL DATE: 06/30/97

          CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND
                STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1997

   All schedules are to be reported in thousands of dollars. Unless otherwise indicated,
   report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                         (DOLLAR AMOUNTS
                                                          IN THOUSANDS)
                           ASSETS
                                                         RCFD
                                                         ----
 1. Cash and balances due from depository institutions
    (from Schedule RC-A):
  a. Noninterest-bearing balances and currency and
     coin(1)............................................ 0081    602,245
  b. Interest-bearing balances(2)....................... 0071          0
 2. Securities:
  a. Held-to-maturity securities (from Schedule RC-B,
     column A).......................................... 1754  1,389,320
  b. Available-for-sale securities (from Schedule RC-B,
     column D).......................................... 1773    977,720
 3. Federal funds sold and securities purchased under
    agreements to resell:                                1350    277,749
 4. Loans and lease financing           RCFD
    receivables:                        -----
  a. Loans and leases, net of unearned
     income (from Schedule RC-C).......  2122  8,852,104
  b. LESS: Allowance for loan and lease
     losses............................  3123    103,111
  c. LESS: Allocated transfer risk
     reserve...........................  3128          0
  d. Loans and leases, net of unearned income,
     allowance, and reserve
     (item 4.a minus 4.b and 4.c)....................... 2125  8,748,993
 5. Trading assets (from Schedule RC-D)................. 3545     20,474
 6. Premises and fixed assets (including capitalized
    leases)............................................. 2145    132,230
 7. Other real estate owned (from Schedule RC-M)........ 2150      3,150
 8. Investments in unconsolidated subsidiaries and
    associated companies (from Schedule RC-M)........... 2130     31,749
 9. Customers' liability to this bank on acceptances
    outstanding......................................... 2155     47,116
10. Intangible assets (from Schedule RC-M).............. 2143    104,404
11. Other assets (from Schedule RC-F)................... 2160    306,409
12. Total assets (sum of items 1 through 11)............ 2170 12,641,559

--------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

REGIONS BANK                                                       ST-BK:01-0310
P.O. BOX 10247                                                        FFIEC: 031
BIRMINGHAM, AL 35202                                                 CERT: 12368
CALL DATE: 06/30/97

SCHEDULE RC--CONTINUED

                                                                 (DOLLAR AMOUNTS
                                                                  IN THOUSANDS)
           LIABILITIES
                                                               RCON
                                                               ----
13.Deposits:
  a. In domestic offices (sum of totals of columns A and C
     from Schedule RC-E, part I).............................. 2200  8,821,740
                                  RCON
                                  ----
   (1) Noninterest-bearing(1).... 6631 1,400,931
   (2) Interest-bearing.......... 6636 7,420,809
                                                               RCFN
                                                               ----
  b. In foreign offices, Edge and Agreement subsidiaries, and
     IBFs (from Schedule RC-E, part II)....................... 2200    615,291
                                  RCFN
                                  ----
   (1) Noninterest-bearing....... 6631         0
   (2) Interest-bearing.......... 6636   615,291
                                                               RCFD
                                                               ----
14. Federal funds purchased and securities sold under
    agreements to repurchase.................................. 2800    965,581
                                                               RCON
                                                               ----
15.a. Demand notes issued to the U.S. Treasury................ 2840          0
                                                               RCFD
                                                               ----
   b. Trading Liabilities (from Schedule RC-D)................ 3548      5,662
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
  a.With a remaining maturity of one year or less............. 2332  1,035,241
  b.With a remaining maturity of more than one year through
     three years.............................................. A547     48,066
  c.With a remaining maturity of more than three years........ A548     31,435
17.Not applicable
18.Bank's liability on acceptances executed and outstanding... 2920     47,116
19.Subordinated notes and debentures(2)....................... 3200          0
20.Other liabilities (from Schedule RC-G)..................... 2930    157,533
21.Total liabilities (sum of items 13 through 20)............. 2948 11,727,665
22.Not applicable

                                EQUITY CAPITAL
                                                              RCFD
                                                              ----
23.Perpetual preferred stock and related surplus............. 3838          0
24.Common stock.............................................. 3230        100
25.Surplus (exclude all surplus related to preferred stock).. 3839    168,046
26.a.Undivided profits and capital reserves.................. 3632    745,987
   b.Net unrealized holding gains (losses) on available-for-
     sale securities......................................... 8434       (239)
27.Cumulative foreign currency translation adjustments....... 3284          0
28.Total equity capital (sum of items 23 through 27)......... 3210    913,894
29. Total liabilities and equity capital (sum of items 21 and
    28)...................................................... 3300 12,641,559

--------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.